Blue Owl Capital Corporation Announces June 30, 2026 Financial Results

NEW YORK — August 5, 2026 — Blue Owl Capital Corporation (NYSE: OBDC) (“OBDC” or the “Company”) today announced financial results for its second quarter ended June 30, 2026.

SECOND QUARTER 2026 HIGHLIGHTS

•Second quarter GAAP net investment income (“NII”) per share of $0.36
•Second quarter adjusted NII per share(1) increased to $0.34, as compared to the prior quarter of $0.31
•Based on OBDC's supplemental dividend framework, the Board of Directors (the "Board") declared a second quarter supplemental dividend of $0.02 per share
•Dividends declared totaled $0.33 per share, representing an annualized dividend yield of 9.3%(2)
•Net asset value ("NAV") per share of $14.26, as compared to $14.41 as of March 31, 2026, primarily reflecting markdowns on a small number of names, partially offset by over-earning the dividend and accretive share repurchases
•New investment commitments for the second quarter were $319 million and sales and repayments were $747 million
•Investments on non-accrual represented 2.8% and 0.8% of the portfolio at cost and fair value, respectively, as compared to 2.0% and 1.0% as of March 31, 2026
•The Company repurchased approximately $35 million of OBDC common stock, which was accretive to NAV per share in the second quarter
•Amended and extended the revolving credit facility with all banking partners renewing commitments and issued $800 million of unsecured debt during the second quarter

"We are pleased with OBDC's performance this quarter, generating strong earnings resulting in a 9.6% annualized return on adjusted net investment income and healthy dividend coverage. Portfolio company operating trends remained stable, and credit performance continued to track in line with expectations," said Craig W. Packer, Chief Executive Officer. "As market conditions continue to stabilize and investment opportunities become increasingly attractive, we believe OBDC is well positioned to deploy capital selectively. With leverage at a two-year low and a strong liquidity profile, we have meaningful flexibility to capitalize on compelling investment opportunities as we focus on delivering attractive risk-adjusted returns for shareholders."

Dividend Declaration
On August 4, 2026 the Board declared a third quarter 2026 base dividend of $0.31 per share for stockholders of record as of September 30, 2026, payable on or before October 15, 2026.

The Board also declared a second quarter 2026 supplemental dividend of $0.02 per share, related to the Company's second quarter 2026 earnings, for stockholders of record as of August 31, 2026, payable on or before September 15, 2026.

______________________
(1) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the merger between the Company and Blue Owl Capital Corp. III ("OBDE") (such merger, the "OBDE Merger"), which closed on January 13, 2025. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.
(2) Dividend yield based on OBDC's annualized Q2'26 base dividend of $0.31 per share payable to shareholders of record as of June 30, 2026, annualized Q2'26 supplemental dividend of $0.02 per share payable to shareholders of record as of August 31, 2026, and Q2'26 NAV per share of $14.26 less Q2'26 supplemental dividend per share of $0.02.

SELECT FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
($ in thousands, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025
GAAP results:
Net investment income per share	$0.36	$0.32	$0.42
Net realized and unrealized gains (losses) per share	$(0.22)	$(0.37)	$(0.15)
Net increase (decrease) in net assets resulting from operations per share	$0.13	$(0.05)	$0.27

Non-GAAP financial measures(1):
Adjusted net investment income per share	$0.34	$0.31	$0.40
Adjusted net realized and unrealized gains (losses) per share	$(0.21)	$(0.36)	$(0.13)
Adjusted net increase (decrease) in net assets resulting from operations per share	$0.13	$(0.05)	$0.27

Base dividend declared per share	$0.31	$0.37	$0.37
Supplemental dividend declared per share	$0.02	$—	$0.02

Total investments at fair value	$14,955,049	$15,344,201	$16,868,782
Total debt outstanding (net of unamortized debt issuance costs)	$7,903,533	$8,454,559	$9,225,817
Net assets	$7,031,759	$7,154,000	$7,682,397
Net asset value per share	$14.26	$14.41	$15.03
Net debt-to-equity	1.11x	1.13x	1.17x
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(1) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the OBDE Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

PORTFOLIO COMPOSITION

As of June 30, 2026, the Company had investments in 229 portfolio companies across 30 industries, with an aggregate portfolio size of $15.0 billion at fair value and an average investment size of $65.3 million at fair value.

	June 30, 2026		March 31, 2026
($ in thousands)	Fair Value	% of Total	Fair Value	% of Total
Portfolio composition:
First-lien senior secured debt investments[1]	$10,937,849	73.2%	$11,035,403	72.1%
Second-lien senior secured debt investments	674,223	4.5%	773,357	5.0%
Unsecured debt investments	377,224	2.5%	369,374	2.4%
Specialty finance debt investments	171,254	1.1%	159,598	1.0%
Preferred equity investments	262,536	1.8%	536,853	3.5%
Common equity investments	714,693	4.8%	665,746	4.3%
Specialty finance equity	1,426,590	9.5%	1,414,987	9.2%
Joint ventures	390,680	2.6%	388,883	2.5%
Total investments	$14,955,049	100.0%	$15,344,201	100.0%
(1) The Company considers 52% and 51% of first-lien senior secured debt investments to be unitranche loans as of June 30, 2026 and March 31, 2026, respectively.

	June 30, 2026	March 31, 2026
Number of portfolio companies	229	230
Percentage of debt investments at floating rates	96.0%	96.1%
Percentage of senior secured debt investments	78.8%	78.1%
Weighted average spread over base rate of floating rate debt investments	5.6%	5.6%
Weighted average total yield of accruing debt and income-producing securities at fair value	9.9%	10.0%
Weighted average total yield of accruing debt and income-producing securities at cost	9.9%	10.0%
Percentage of investments on non-accrual of the portfolio at fair value	0.8%	1.0%

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended June 30, 2026, new investment commitments totaled $319 million across 5 new portfolio companies and 8 existing portfolio companies. For the three months ended March 31, 2026, new investment commitments were $676 million across 7 new portfolio companies and 16 existing portfolio companies.

For the three months ended June 30, 2026, the principal amount funded totaled $219 million and aggregate principal amount of sales and repayments totaled $747 million. For the three months ended March 31, 2026, the principal amount of new investments funded was $430 million and aggregate principal amount of sales and repayments was $1.5 billion.

	For the Three Months Ended June 30,
($ in thousands)	2026	2025
New investment commitments:
Gross originations	$357,074	$1,116,767
Less: Sell downs	(37,750)	—
Total new investment commitments	$319,324	$1,116,767
Principal amount of new investments funded:
First-lien senior secured debt investments	$208,532	$587,980
Second-lien senior secured debt investments	—	205,340
Unsecured debt investments	—	—
Specialty finance debt investments	—	9,813
Preferred equity investments	—	2,914
Common equity investments	—	4,401
Specialty finance equity investments	5,239	84,114
Joint venture investments	4,844	11,473
Total principal amount of new investments funded	$218,615	$906,035

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$210,160	$142,162

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(432,759)	$(1,612,475)
Second-lien senior secured debt investments	(33,720)	(178,056)
Unsecured debt investments	(2,040)	(24,233)
Specialty finance debt investments	—	—
Preferred equity investments	(255,888)	(4,933)
Common equity investments	(249)	(78,607)
Specialty finance equity investments	(22,043)	(8,583)
Joint venture investments	—	—
Total principal amount of investments sold or repaid	$(746,699)	$(1,906,887)

Number of new investment commitments in new portfolio companies(2)	5	6
Average new investment commitment amount in new portfolio companies	$49,525	$92,279
Weighted average term for new investment commitments (in years)	6.1	5.9
Percentage of new debt investment commitments at floating rates	100.0%	99.0%
Percentage of new debt investment commitments at fixed rates	—%	1.0%
Weighted average interest rate of new investment commitments(3)	8.7%	9.7%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	4.9%	5.4%
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(1)Includes scheduled paydowns.
(2)Number of new investment commitments represents commitments to a particular portfolio company.
(3)Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.73% and 4.29% as of June 30, 2026 and 2025, respectively.

RESULTS OF OPERATIONS FOR THE SECOND QUARTER ENDED JUNE 30, 2026

Investment Income
Investment income increased to $401 million for the three months ended June 30, 2026 from $397 million for the three months ended March 31, 2026, primarily driven by the impact of higher dividend income and non-recurring other income from a realization of a preferred equity investment, offset by a decline in average investments over the period. The Company expects that investment income will vary based on a variety of factors including the pace of originations and repayments, spreads of new deployments, and base rate movements.

Expenses
Total expenses decreased to $224 million for the three months ended June 30, 2026 from $235 million for the three months ended March 31, 2026, primarily driven by a decrease in interest expense from a decline in daily average borrowings from $9.3 billion to $8.4 billion. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses remained relatively consistent period-over-period.

Liquidity and Capital Resources
As of June 30, 2026, the Company had $238 million in cash and restricted cash, $8.0 billion in total principal value of debt outstanding, including $4.2 billion of undrawn capacity(1) on the Company’s credit facilities and $5.3 billion of unsecured notes. The funding mix was composed of 33.6% secured and 66.4% unsecured borrowings as of June 30, 2026 on an outstanding basis. The Company was in compliance with all financial covenants under its credit facilities as of June 30, 2026. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to take advantage of market opportunities.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:
The conference call will be broadcast live on August 6, 2026 at 10:00 a.m. Eastern Time on the News & Events section of OBDC’s website at www.blueowlcapitalcorporation.com. To pre-register for the call, please use the following link: www.blueowlcapitalcorporation.com/webcast-registration?event_id=29120. Please visit the website before the webcast to test your connection.

Participants are also invited to access the conference call by dialing one of the following numbers:
•Domestic: (877) 737-7048
•International: +1 (201) 689-8523

All callers will need to reference “Blue Owl Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:
An archived replay will be available for 14 days via a webcast link located on the News & Events section of OBDC’s website, and via the dial-in numbers listed below:
•Domestic: (877) 660-6853
•International: +1 (201) 612-7415
•Access Code: 13761127

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(1) Reflects undrawn debt which is based on committed debt less debt outstanding as of June 30, 2026, and may not reflect the amount currently available due to borrowing base restrictions.

ABOUT BLUE OWL CAPITAL CORPORATION

Blue Owl Capital Corporation (NYSE: OBDC) is a specialty finance company focused on lending to U.S. middle-market companies. As of June 30, 2026, OBDC had investments in 229 portfolio companies with an aggregate fair value of $15.0 billion. OBDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDC is externally managed by Blue Owl Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. ("Blue Owl") (NYSE: OWL) and part of Blue Owl's Credit platform.

Certain information contained herein may constitute "forward-looking statements" that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," "outlook," "potential," "predicts" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDC's filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDC makes them. OBDC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:
BDC Investor Relations
Michael Mosticchio
credit-ir@blueowl.com

Media Contact:
Head of Communications
Andrew Williams
media@blueowl.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025
Investments at fair value	$14,955,049	$15,344,201	$16,868,782
Total assets	$15,354,604	$16,018,541	$17,398,476
Net asset value per share	$14.26	$14.41	$15.03

GAAP results:
Total investment income	$401,342	$396,774	$485,843
Net investment income	$176,173	$159,170	$216,708
Net increase (decrease) in net assets resulting from operations	$65,739	$(24,382)	$137,506

GAAP per share results:
Net investment income	$0.36	$0.32	$0.42
Net realized and unrealized gains (losses)	$(0.22)	$(0.37)	$(0.15)
Net increase (decrease) in net assets resulting from operations(1)	$0.13	$(0.05)	$0.27

Non-GAAP financial measures(2):
Adjusted total investment income	$395,726	$390,564	$474,907
Adjusted net investment income	$170,557	$152,960	$205,772
Adjusted net increase (decrease) in net assets resulting from operations	$65,739	$(24,382)	$137,502

Non-GAAP per share financial measures(2):
Adjusted net investment income	$0.34	$0.31	$0.40
Adjusted net realized and unrealized gains (losses)	$(0.21)	$(0.36)	$(0.13)
Adjusted net increase (decrease) in net assets resulting from operations(1)	$0.13	$(0.05)	$0.27

Base dividend declared per share	$0.31	$0.37	$0.37
Supplemental dividend declared per share	$0.02	$—	$0.02

Weighted average yield of accruing debt and income producing securities at fair value	9.9%	10.0%	10.6%
Weighted average yield of accruing debt and income producing securities at amortized cost	9.9%	10.0%	10.7%
Percentage of debt investments at floating rates	96.0%	96.1%	97.6%

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(1) Totals may not sum due to rounding. (2) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the OBDE Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(Amounts in thousands, except share and per share amounts)

	As of June 30, 2026 (Unaudited)	As of December 31, 2025
Assets
Investments at fair value:
Non-controlled, non-affiliated investments (amortized cost of $12,793,396 and $14,060,097, respectively)	$12,439,882	$13,995,055
Non-controlled, affiliated investments (amortized cost of $190,543 and $176,078, respectively)	142,746	114,192
Controlled, affiliated investments (amortized cost of $2,129,577, and $2,181,604, respectively)	2,372,421	2,361,646
Total investments at fair value (amortized cost of $15,113,516 and $16,417,779, respectively)	14,955,049	16,470,893
Cash (restricted cash of $20,399 and $47,448, respectively)	237,438	558,703
Foreign cash (cost of $625 and $9,722, respectively)	611	9,839
Interest and dividend receivable	91,333	104,576
Receivable from a controlled affiliate	33,012	26,846
Prepaid expenses and other assets	37,161	15,508
Total Assets	$15,354,604	$17,186,365
Liabilities
Debt (net of unamortized debt issuance costs of $101,772 and $93,186, respectively)	$7,903,533	$9,300,076
Distribution payable	152,874	184,877
Management fee payable	57,348	63,145
Incentive fee payable	36,156	38,899
Payables to affiliates	8,457	12,572
Accrued expenses and other liabilities	164,477	189,517
Total Liabilities	$8,322,845	$9,789,086
Commitments and contingencies (Note 8)
Net Assets
Common shares $0.01 par value, 1,000,000,000 shares authorized; 493,142,569 and 499,448,499 shares issued and outstanding, respectively	$4,931	$4,994
Additional paid-in-capital	7,442,001	7,512,234
Accumulated undistributed (overdistributed) earnings	(415,173)	(119,949)
Total Net Assets	$7,031,759	$7,397,279
Total Liabilities and Net Assets	$15,354,604	$17,186,365
Net Asset Value Per Share	$14.26	$14.81

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$272,242	$384,762	$564,166	$741,225
Payment-in-kind (“PIK”) interest income	29,145	29,581	56,379	64,973
Dividend income	17,971	20,810	38,180	42,341
Other income	19,960	5,268	23,118	10,858
Total investment income from non-controlled, non-affiliated investments	339,318	440,421	681,843	859,397
Investment income from non-controlled, affiliated investments:
Interest income	310	219	702	834
PIK interest income	169	865	257	1,904
Dividend income	3,575	555	6,770	555
Other income	24	34	50	70
Total investment income from non-controlled, affiliated investments	4,078	1,673	7,779	3,363
Investment income from controlled, affiliated investments:
Interest income	10,638	9,847	18,635	18,799
PIK interest income	2,272	—	6,431	—
Dividend income	44,678	33,869	82,867	68,874
Other income	358	33	561	56
Total investment income from controlled, affiliated investments	57,946	43,749	108,494	87,729
Total Investment Income	401,342	485,843	798,116	950,489
Operating Expenses
Interest expense	$122,983	$151,571	$257,299	$300,103
Management fees, net(1)	57,346	64,586	118,039	126,744
Performance based incentive fees	36,156	43,649	68,568	84,678
Professional fees	4,305	3,538	8,511	7,070
Directors' fees	445	320	890	640
Other general and administrative	3,222	3,185	6,307	7,212
Total Operating Expenses	224,457	266,849	459,614	526,447
Net Investment Income (Loss) Before Taxes	176,885	218,994	338,502	424,042
Income tax expense (benefit), including excise tax expense (benefit)	712	2,286	3,159	6,032
Net Investment Income (Loss) After Taxes	$176,173	$216,708	$335,343	$418,010
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$(110,049)	$(125,752)	$(274,474)	$70,764
Non-controlled, affiliated investments	(9,673)	(14,711)	14,091	(15,411)
Controlled, affiliated investments	20,372	37,485	62,802	34,095
Translation of assets and liabilities in foreign currencies and other transactions	4,049	13,351	780	17,367
Income tax (provision) benefit	(207)	(200)	500	(1,762)
Total Net Change in Unrealized Gain (Loss)	(95,508)	(89,827)	(196,301)	105,053
Net realized gain (loss):
Non-controlled, non-affiliated investments	$(9,477)	$20,834	$1,196	$(131,098)
Non-controlled, affiliated investments	1,427	—	(37,795)	—
Controlled, affiliated investments	(6,032)	—	(62,388)	—
Foreign currency transactions	(844)	(10,209)	1,302	(11,828)
Total Net Realized Gain (Loss)	(14,926)	10,625	(97,685)	(142,926)
Total Net Realized and Change in Unrealized Gain (Loss)	(110,434)	(79,202)	(293,986)	(37,873)
Net Increase (Decrease) in Net Assets Resulting from Operations	$65,739	$137,506	$41,357	$380,137
Earnings Per Share - Basic and Diluted	$0.13	$0.27	$0.08	$0.76
Weighted Average Shares Outstanding - Basic and Diluted	495,377,115	511,048,237	497,130,632	502,981,791

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(1) Refer to "Note 3 — Agreements and Related Party Transactions” for additional details on management fee waiver.

NON-GAAP FINANCIAL MEASURES
On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income or gains related to the OBDE Merger. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

•“Adjusted Total Investment Income” and “Adjusted Total Investment Income Per Share”: represents total investment income excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OBDE Merger.
•“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”: represents net investment income, excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OBDE Merger.
•“Adjusted Net Realized and Unrealized Gains (Losses)” and “Adjusted Net Realized and Unrealized Gains (Losses) Per Share”: represents net realized and unrealized gains (losses) excluding any net realized and unrealized gains (losses) resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OBDE Merger.
•“Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share”: represents the sum of (i) Adjusted Net Investment Income and (ii) Adjusted Net Realized and Unrealized Gains (Losses).

The OBDE Merger was accounted for as an asset acquisition in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues (“ASC 805”). The consideration paid to the stockholders of OBDE was allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than “non-qualifying” assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the OBDE Merger. Additionally, immediately following the completion of the OBDE Merger, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation/depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete/amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation/depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete/amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain/loss with a corresponding reversal of the unrealized appreciation/depreciation on disposition of such equity investments acquired.

The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes “Adjusted Total Investment Income”, “Adjusted Total Investment Income Per Share”, “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the income resulting from the new cost basis of the investments acquired in the OBDE Merger because these amounts do not impact the fees payable to Blue Owl Credit Advisors LLC (the “Adviser”) under the fourth amended and restated investment advisory agreement (the “Investment Advisory Agreement”) between the Company and the Adviser, and specifically as its relates to “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses)”, “Adjusted Net Realized and Unrealized Gains (Losses) Per Share”, “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share” are useful to investors as they exclude the non-cash income and gain/loss resulting from the OBDE Merger and are used by management to evaluate the economic earnings of its investment portfolio. Moreover, these metrics more closely align the Company’s key financial measures with the calculation of incentive fees payable to the Adviser under the Investment Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of the Adviser absent such exclusion).

The following table provides a reconciliation of total investment income (the most comparable U.S. GAAP measure) to adjusted total investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	June 30, 2026		March 31, 2026		June 30, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Total investment income	$401	$0.81	$397	$0.80	$486	$0.95
Less: purchase discount amortization	(6)	(0.01)	(6)	(0.01)	(11)	(0.02)
Adjusted total investment income(1)	$396	$0.80	$391	$0.78	$475	$0.93

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	June 30, 2026		March 31, 2026		June 30, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net investment income	$176	$0.36	$159	$0.32	$217	$0.42
Less: purchase discount amortization	(6)	(0.01)	(6)	(0.01)	(11)	(0.02)
Adjusted net investment income(1)	$171	$0.34	$153	$0.31	$206	$0.40

The following table provides a reconciliation of net realized and unrealized gains (losses) (the most comparable U.S. GAAP measure) to adjusted net realized and unrealized gains (losses) for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	June 30, 2026		March 31, 2026		June 30, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net realized and unrealized gains (losses)	$(110)	$(0.22)	$(184)	$(0.37)	$(79)	$(0.15)
Net change in unrealized (appreciation) depreciation due to the purchase discount	5	0.01	5	0.01	11	0.02
Realized gain (loss) due to the purchase discount(2)	1	—	1	—	—	—
Adjusted net realized and unrealized gains (losses)(1)	$(105)	$(0.21)	$(177)	$(0.36)	$(68)	$(0.13)

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure) to adjusted net increase (decrease) in net assets resulting from operations for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	June 30, 2026		March 31, 2026		June 30, 2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$66	$0.13	$(24)	$(0.05)	$138	$0.27
Less: purchase discount amortization	(6)	(0.01)	(6)	(0.01)	(11)	(0.02)
Net change in unrealized (appreciation) depreciation due to the purchase discount	5	0.01	5	0.01	11	0.02
Realized gain (loss) due to the purchase discount(2)	1	—	1	—	—	—
Adjusted net increase (decrease) in net assets resulting from operations(1)	$66	$0.13	$(24)	$(0.05)	$138	$0.27

______________________
(1) Totals may not sum due to rounding.
(2) Per share amounts round down to less than $0.01.